UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2004

Ashworth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14547	84-1052000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2765 Loker Avenue West, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760-438-6610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2004, Ashworth, Inc. (the "Company") issued stock option grants to each of its executive officers and non-employee directors, as approved by the Company's board of directors and in accordance with its 2000 Equity Incentive Plan. The opions have an exercise price equal to the fair market value of the Company's common stock on the grant date and will expire no more than 10 years from such date.

Each non-employee director was granted an option to purchase 20,000 shares of the Company's common stock. With the exception of Mr. Gambucci whose options vest immediately, the options granted to the non-employee directors will vest in four quarterly installments on each of February 1, 2005, May 1, 2005, August 1, 2005 and November 1, 2005.

The options granted to the executive officers will vest in three equal installments on each of the first, second and third anniversary of the grant date. The exectutive officers were granted ptions to purchase up to the following number of shares of the company's common stock:

Randall L. Herrel, Sr. - Chairman, President and CEO - 45,000
Terence W. Tsang - Executive Vice President and CFO - 30,000
Peter s. Case - Senior Vice President-Finance - 5,000
Peter E. Holmberg - Senior Vice President-Sales - 15,000
Gary I. Schneiderman - Senior Vice President-Sales - 18,000

In accordance with the Company's 2000 Equity Incentive Plan, the Company enters into a stock agreement with each optionee at time of grant. A copy of the Company's form of stock option agreement is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Ex. 10.1 - Form of Stock Option Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ashworth, Inc.

December 22, 2004	By:	Terence W. Tsang

Name: Terence W. Tsang
Title: EVP and CFO

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Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Option Agreement